Exhibit 99.1

Contact: Kevin Bordosky Senior Director, Investor Relations (281) 647-4035

Diamond Offshore Reports Third Quarter 2023 Results and

Announces Contract Awards of $240 Million

•	Awarded $240 Million in New Contracts, including a 35-well P&A Campaign for the Ocean Patriot

•	Issued $550 Million 8.5% Senior Secured Second Lien Notes due 2030

•	7th Performance Bonus Earned by Senegal Rigs

•	Ocean BlackHawk Mobilized to Gulf of Mexico for Q4 Contract Commencement

•	Ocean Courage Shipyard Project Commenced; Multi-year Contract to Commence in Late Q4

HOUSTON, November 6, 2023 — Diamond Offshore Drilling, Inc. (NYSE: DO) today reported the following results for the third quarter of 2023:

	Three Months Ended
Thousands of dollars, except per share data	September 30, 2023	June 30, 2023
Total revenues	$244,958	$281,563
Operating income	863	10,240
Adjusted EBITDA	27,693	36,213
Net (loss) income	(145,016)	238,783
Adjusted net (loss) income	(138,792)	238,783
(Loss) income per diluted share	$(1.42)	$2.29
Adjusted (loss) income per diluted share	$(1.36)	$2.29

Bernie Wolford, Jr., President and Chief Executive Officer of Diamond Offshore, stated “Our business continues to benefit from improving energy industry fundamentals. As we enter the fourth quarter, we see a continuation of positive indicators of a strong and lasting upcycle, including growing rig demand, increased investment in offshore upstream projects, and shrinking rig availability. Particularly encouraging is the increased demand we are seeing in the U.K. sector. Recently, we signed a thirty-five well P&A campaign for the Ocean Patriot, representing approximately three years of firm work estimated to commence in early 2025 with up to seventeen additional P&A wells under priced options that would add a fourth year of duration. In addition, our customer in the U.K. exercised its second and third options for the Ocean GreatWhite that extends its contracted term to August 2024. We now have $1.6 billion of backlog with notable day-rate improvement, as we transition to new contracts.

As previously announced, we completed a refinancing transaction that resulted in the issuance of $550 million of senior secured second lien notes at a meaningfully lower interest rate and later maturity date than our previously outstanding debt as well as an amended $300 million revolving credit facility. Our balance sheet is now stronger with an improved liquidity position, more financial and operational flexibility, and with debt maturities extended to 2030.”

Third Quarter Results

Revenue for the third quarter totaled $245 million compared to $282 million in the second quarter of 2023. The decrease in revenue quarter-over-quarter was primarily driven by the Ocean BlackHawk’s completion of its Senegal contract and being in shipyard for upgrades and contract preparation work for the duration of the quarter along with the Ocean Patriot being between contracts, partially offset by the Ocean Apex’s return to work after completion of its second quarter shipyard projects and special survey.

Contract drilling expense for the third quarter was $182 million, or a $31.0 million decrease from the prior quarter, largely due to lower operating costs and the deferral of certain costs associated with the Ocean BlackHawk’s shipyard activities, as the Company prepared the rig for its contract commencing in the fourth quarter in the Gulf of Mexico. The decrease in contract drilling expense in the quarter also reflected lower repair and maintenance-related costs for the Company’s owned and managed fleet.

General and administrative expenses were $17 million in the third quarter, in line with the prior quarter.

Third quarter results also included a $6.5 million pre-tax loss on extinguishment of debt as a result of the retirement of all existing debt upon the issuance of the senior secured second lien notes.

Tax expense for the third quarter was $125 million compared to a $243 million tax benefit in the prior quarter. The tax expense in the third quarter reflects the expected normalization of the Company’s tax expense and reversal of a portion of the previously recorded benefit. The Company expects further normalization of its tax expense in the fourth quarter without any meaningful impact to cash tax expense expectations for the full year.

Operational Highlights

Operationally, the Company’s rigs continued to perform well, achieving revenue efficiency of approximately 95% across the fleet during the quarter. This is a notable achievement given the extensive movement of rigs in and out of shipyards and the completion and start-up of contracts during the quarter. Of note, the Ocean BlackHawk completed upgrades and contract preparation work in Las Palmas and has now mobilized to the Gulf of Mexico, the Ocean Apex resumed its drilling program after completion of a second quarter shipyard stay and the Ocean Courage has now moved to Guanabara Bay after completion of a long-term campaign to prepare for its next multi-year contract offshore Brazil. In addition, the Company earned a seventh bonus for efficient, injury-free performance in Senegal as a result of the combined efforts of the Ocean BlackHawk and Ocean BlackRhino.

CONFERENCE CALL

A conference call to discuss Diamond Offshore’s earnings results has been scheduled for 8:00 a.m. CST on Tuesday, November 7, 2023. A live webcast of the call will be available online on the Company’s website, www.diamondoffshore.com. Participants who want to join the call via telephone or want to participate in the question-and-answer session may register here to receive the dial-in numbers and unique PIN to access the call. An online replay will also be available on www.diamondoffshore.com following the call.

ABOUT DIAMOND OFFSHORE

Diamond Offshore is a leader in offshore drilling, providing innovation, thought leadership and contract drilling services to solve complex deepwater challenges around the globe. Additional information and access to the Company’s SEC filings are available at http://www.diamondoffshore.com/.

FORWARD-LOOKING STATEMENTS

Statements contained in this press release and made in the referenced conference call that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, any statement that may project, indicate or imply future results, events, performance or achievements, including statements relating to future financial results; future recovery in the offshore contract drilling industry; expectations regarding the Company’s plans, strategies and opportunities; expectations regarding the Company’s business or financial outlook; future borrowing capacity and liquidity; expected utilization, dayrates, revenues, operating expenses, rig commitments and availability, cash flows, tax rates and accounting treatment, contract status, terms and duration, contract backlog, capital expenditures, insurance, financing and funding; the effect, impact, potential duration and other implications of the COVID-19 pandemic; the offshore drilling market, including supply and demand, customer drilling programs, repricings, stacking of rigs, effects of new rigs on the market and effect of the volatility of commodity prices; expected work commitments, awards and contracts; future operations; increasing regulatory complexity; general market, business and industry conditions, trends and outlook; and general political conditions, including political tensions, conflicts and war, including Russia’s invasion of Ukraine and related sanctions. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by management of the Company. A discussion of certain of the risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in Item 1A “Risk Factors” in the Company’s most recent annual report on Form 10-K and the Company’s other reports filed with the Securities and Exchange Commission, and readers of this press release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website at www.diamondoffshore.com. These risk factors include, among others, risks associated with worldwide demand for drilling services, levels of activity in the oil and gas industry, renewing or replacing expired or terminated contracts, contract cancellations and terminations, maintenance and realization of backlog, competition and industry fleet capacity, impairments and retirements, operating risks, litigation and disputes, permits and approvals for drilling operations, the COVID-19 pandemic and related disruptions to the global economy, supply chain and normal business operations across sectors and countries, changes in tax laws and rates, regulatory initiatives and compliance with governmental regulations, casualty losses, and various other factors, many of which are beyond the Company’s control. Given these risk factors and other considerations, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	September 30, 2023	June 30, 2023
Revenues:
Contract drilling	$224,929	$264,990
Revenues related to reimbursable expenses	20,029	16,573

Total revenues	244,958	281,563

Operating expenses:
Contract drilling, excluding depreciation	181,954	212,947
Reimbursable expenses	18,662	15,579
Depreciation	27,785	27,906
General and administrative	16,649	16,824
Gain on disposition of assets	(955)	(1,933)

Total operating expenses	244,095	271,323

Operating income	863	10,240
Other income (expense):
Interest income	161	5
Interest expense	(13,774)	(12,755)
Foreign currency transaction gain (loss)	184	(1,968)
Loss on extinguishment of long-term debt	(6,529)	—
Other, net	(485)	136

Loss before income tax (expense) benefit	(19,580)	(4,342)
Income tax (expense) benefit	(125,436)	243,125

Net (loss) income	$(145,016)	$238,783

(Loss) Income per share
Basic	$(1.42)	$2.35

Diluted	$(1.42)	$2.29

Weighted-average shares outstanding, Basic	102,215	101,487

Weighted-average shares outstanding, Diluted	102,215	104,236

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$146,826	$63,041
Restricted cash	25,556	34,293
Accounts receivable, net of allowance for credit losses	171,425	172,053
Prepaid expenses and other current assets	136,211	48,695
Asset held for sale	1,000	—

Total current assets	481,018	318,082
Drilling and other property and equipment, net of accumulated depreciation	1,157,337	1,141,908
Other assets	167,453	67,966

Total assets	$1,805,808	$1,527,956

LIABILITIES AND STOCKHOLDERS’ EQUITY
Other current liabilities	$261,485	$261,661
Long-term debt	535,194	360,644
Noncurrent finance lease liabilities	117,889	131,393
Deferred tax liability	702	700
Other liabilities	103,377	93,888
Stockholders’ equity	787,161	679,670

Total liabilities and stockholders’ equity	$1,805,808	$1,527,956

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

Nine Months Ended September 30,
2023
Operating activities:
Net loss	$100,996
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	83,596
Gain on disposition of assets	(4,102)
Loss on extinguishment of debt	6,529
Deferred tax provision	(110,651)
Stock-based compensation expense	10,941
Contract liabilities, net	(7,111)
Contract assets, net	(4,183)
Deferred contract costs, net	(4,576)
Collateral deposits	(16,773)
Other assets, noncurrent	3,489
Other liabilities, noncurrent	12,581
Other	2,089
Net changes in operating working capital	(52,620)

Net cash provided by operating activities	20,205

Investing activities:
Capital expenditures	(99,878)
Proceeds from disposition of assets, net of disposal costs	857

Net cash used in investing activities	(99,021)

Financing activities:
Issuance of $550 million 8.5% Second Lien Notes due 2030	550,000
Borrowings under credit facility	40,000
Extinguishment of long-term debt	(192,182)
Repayment of borrowings under credit facility	(214,000)
Debt issuance costs and arrangement fees	(15,140)
Principal payments of finance lease liabilities	(14,814)

Net cash provided by financing activities	153,864

Net change in cash, cash equivalents and restricted cash	75,048
Cash, cash equivalents and restricted cash, beginning of period	97,334

Cash, cash equivalents and restricted cash, end of period	$172,382

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

AVERAGE DAYRATE, UTILIZATION AND OPERATIONAL EFFICIENCY

(Dayrate in thousands)

TOTAL FLEET
Third Quarter 2023			Second Quarter 2023
Average Dayrate (1)	Utilization (2)	Revenue Efficiency (3)	Average Dayrate (1)	Utilization (2)	Revenue Efficiency (3)
$307	57%	94.9%	$299	70%	95.8%

(1)

Average dayrate is defined as total contract drilling revenue for all of the rigs in our fleet (including managed rigs) per revenue-earning day. A revenue-earning day is defined as a 24-hour period during which a rig earns a dayrate after commencement of operations and excludes mobilization, demobilization and contract preparation days.

(2)	Utilization is calculated as the ratio of total revenue-earning days divided by the total calendar days in the period for all rigs in our fleet (including managed and cold-stacked rigs).
(3)	Revenue efficiency is calculated as actual contract drilling revenue earned divided by potential revenue, assuming a full dayrate is earned.

Non-GAAP Financial Measures (Unaudited)

To supplement the Company’s unaudited condensed consolidated financial statements presented on a basis in conformity with generally accepted accounting principles in the United States (GAAP), this press release provides investors with adjusted earnings before interest, taxes, depreciation and amortization and loss on extinguishment of debt (or Adjusted EBITDA), which is a non-GAAP financial measure. Management believes that this measure provides meaningful information about the Company’s performance by excluding certain items that may not be indicative of the Company’s ongoing operating results. This allows investors and others to better compare the Company’s financial results across previous and subsequent accounting periods and to those of peer companies and to better understand the long-term performance of the Company. Non-GAAP financial measures should be considered a supplement to, and not as a substitute for, or superior to, contract drilling revenue, contract drilling expense, operating income or loss, cash flows from operations or other measures of financial performance prepared in accordance with GAAP.

Reconciliation of Loss Before Income Tax (Expense) Benefit to Adjusted EBITDA:

(In thousands)

	Three Months Ended
	September 30, 2023	June 30, 2023
As reported loss before income tax (expense) benefit	$(19,580)	$(4,342)
Interest expense	13,774	12,755
Interest income	(161)	(5)
Foreign currency transaction (gain) loss	(184)	1,968
Loss on extinguishment of long-term debt	6,529	—
Depreciation	27,785	27,906
Gain on disposition of assets	(955)	(1,933)
Other, net	485	(136)

Adjusted EBITDA	$27,693	$36,213

Reconciliation of As Reported Net (Loss) Income to Adjusted Net (Loss) Income:

(In thousands)

	Three Months Ended
	September 30, 2023	June 30, 2023
As reported net (loss) income	$(145,016)	$238,783
Loss on extinguishment of long-term debt	6,529	—

Tax effect:
Loss on extinguishment of long-term debt	(305)	—

Adjusted net (loss) income	$(138,792)	$238,783

Reconciliation of As Reported (Loss) Income per Diluted Share to

Adjusted (Loss) Income per Diluted Share:

(In thousands)

	Three Months Ended
	September 30, 2023	June 30, 2023
As reported (loss) income per diluted share	$(1.42)	$2.29
Loss on extinguishment of long-term debt	0.06	—

Tax effect:
Loss on extinguishment of long-term debt	—	—

Adjusted (loss) income per diluted share	$(1.36)	$2.29